Exhibit 23(j)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 17, 2004 and February 27, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Reports to Shareholders of ProFunds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Auditors” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

April 28, 2004